Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL FIRST QUARTER RESULTS

- Full-Year Outlook Remains On Track, With Strong Positive Cash Flow –

LOS ANGELES, CA – August 9, 2023 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2024 first quarter ended June 30, 2023, and reiterated the company’s full-year outlook.

Fiscal 2024 First Quarter Results

Net sales for the fiscal 2024 first quarter were $159.7 million compared with $164.0 million in the prior year – primarily reflecting timing of orders.  The company noted that the fiscal second quarter is off to an excellent start based on record sales for a July month.

Net loss for the fiscal 2024 first quarter was $1.4 million, or $0.07 per share, compared with a net loss of $175,000, or $0.01 per share, a year ago – impacted by sharply higher interest rates not yet fully absorbed by price increases and product mix.

Interest expense increased by $4.8 million, or $0.18 per share, to $11.7 million from $6.9 million a year ago, mainly due to higher market rates.  The company expects to realize annualized price increases throughout this fiscal year, which will contribute to net income enhancement.

Results for the quarter were impacted by changes in product mix and lingering inflationary costs not fully absorbed by price increases.  In addition to the above, non-cash items impacted results by $461,000, or $0.02 per share and cash items impacted results by $1.7 million, or $0.09 per share, as detailed in Exhibit 1.

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Gross profit for the fiscal 2024 first quarter was $26.6 million compared with $30.3 million a year earlier. Gross margin for the fiscal 2024 first quarter was 16.6 percent compared with 18.5 percent a year earlier. Gross margin for the fiscal 2024 first quarter was impacted by changes in product mix and inflationary costs not fully absorbed by price increases, as noted above. In addition to the above items, gross margin for the fiscal 2024 first quarter was impacted by $3.4 million, or 2.2 percent, of non-cash items, and $2.0 million, or 1.0 percent, of cash items, as detailed in Exhibit 2.

Gross margin improvement is expected to be enhanced as price increases are realized; by higher sales volume; and further anticipated operational efficiencies. The most recent price increases late in the fiscal first quarter will be realized throughout the fiscal 2024 second quarter.  Following the completion of the company’s second quarter, on a run-rate basis, all price increases will be realized.

Notwithstanding the use of cash for the quarter of $20.5 million to support operating activities, the company expects a positive reversal in the fiscal second quarter and strong operating cash flow for the fiscal year.  The company strategically elected to lower collection of receivables by approximately $20 million paid through its customer-offered supply chain vendor finance programs during the fiscal first quarter, which resulted in interest savings of approximately $1.3 million. This enabled the company to defer interest expenses until price increases for interest rates are recognized.

The company’s strong liquidity allowed it to execute this strategy and additionally, subsequent to quarter end, pay down the company’s $11.25 million term loan. Interest rates on the term loan were approximately two percent higher than rates offered by the company’s customers’ supply chain vendor finance programs.

“With strong demand for critical non-discretionary automotive parts, we are on track to achieve our year-over-year targets, notwithstanding softness for the quarter – primarily due to timing of orders.  Our optimism is supported by favorable industry trends, extreme hot weather across the country and further operational efficiency improvements with increasing sales volume,” said Selwyn Joffe, chairman, president, and chief executive officer.

Considerations as Fiscal 2024 Evolves

•	Sales volume is continuing to gain momentum.
o	Ordering activity is strong.
o	Extreme heat and strong industry fundamentals will enhance product demand.
•	Margin improvement expected.
o	Price increases.
o	Better overhead absorption as the brake-related business grows.
◾	Overall gross profit is expected to increase in the interim.
o	Operating efficiencies.
•	Enhanced cash flow from working capital initiatives.

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Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 9, 2023 through 8:59 p.m. Pacific time on August 16, 2023 by calling (800) 770-2030 (domestic) or (647) 362-9199 (international) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2023 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,
	2023	2022

Net sales	$159,705,000	$163,985,000
Cost of goods sold	133,138,000	133,683,000
Gross profit	26,567,000	30,302,000
Operating expenses:
General and administrative	12,602,000	13,634,000
Sales and marketing	5,419,000	5,542,000
Research and development	2,375,000	3,113,000
Foreign exchange impact of lease liabilities and forward contracts	(4,270,000)	678,000
Total operating expenses	16,126,000	22,967,000
Operating income	10,441,000	7,335,000
Other expenses:
Interest expense, net	11,720,000	6,921,000
Change in fair value of compound net derivative liability	140,000	-
Total other expenses	11,860,000	6,921,000
(Loss) income before income tax (benefit) expense	(1,419,000)	414,000
Income tax (benefit) expense	(9,000)	589,000
Net loss	$(1,410,000)	$(175,000)
Basic net loss per share	$(0.07)	$(0.01)
Diluted net loss per share	$(0.07)	$(0.01)
Weighted average number of shares outstanding:
Basic	19,508,626	19,123,354
Diluted	19,508,626	19,123,354

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2023	March 31, 2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$10,887,000	$11,596,000
Short-term investments	2,159,000	2,011,000
Accounts receivable — net	146,645,000	119,868,000
Inventory	364,187,000	356,254,000
Contract assets	27,732,000	25,443,000
Prepaid expenses and other current assets	20,566,000	22,306,000
Total current assets	572,176,000	537,478,000
Plant and equipment — net	44,244,000	46,052,000
Operating lease assets	88,760,000	87,619,000
Long-term deferred income taxes	32,417,000	32,625,000
Long-term contract assets	314,463,000	318,381,000
Goodwill and intangible assets — net	5,046,000	5,348,000
Other assets	1,081,000	1,062,000
TOTAL ASSETS	$1,058,187,000	$1,028,565,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$142,965,000	$141,766,000
Customer finished goods returns accrual	33,378,000	37,984,000
Contract liabilities	49,003,000	40,340,000
Revolving loan	167,000,000	145,200,000
Other current liabilities	5,170,000	4,871,000
Operating lease liabilities	8,914,000	8,767,000
Current portion of term loan	12,020,000	3,664,000
Total current liabilities	418,450,000	382,592,000
Term loan, less current portion	-	9,279,000
Convertible notes, related party	31,252,000	30,994,000
Long-term contract liabilities	194,708,000	193,606,000
Long-term deferred income taxes	1,985,000	718,000
Long-term operating lease liabilities	77,013,000	79,318,000
Other liabilities	11,340,000	11,583,000
Total liabilities	734,748,000	708,090,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share,
20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized;
19,599,145 and 19,494,615 shares issued and outstanding at June 30, 2023 and
March 31, 2023, respectively	196,000	195,000
Additional paid-in capital	232,866,000	231,836,000
Retained earnings	87,337,000	88,747,000
Accumulated other comprehensive income (loss)	3,040,000	(303,000)
Total shareholders' equity	323,439,000	320,475,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,058,187,000	$1,028,565,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2023 and 2022. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended June 30, 2023 and 2022          Exhibit 1

	Three Months Ended June 30,
	2023		2022
	$	Per Share	$	Per Share
GAAP net loss	$(1,410,000)	$(0.07)	$(175,000)	$(0.01)

Non-cash items impacting net loss
Core and finished goods premium amortization	$2,657,000	$0.14	$3,044,000	$0.16
Revaluation - cores on customers' shelves	778,000	0.04	572,000	0.03
Share-based compensation expenses	1,310,000	0.07	1,249,000	0.07
Foreign exchange impact of lease liabilities and forward contracts	(4,270,000)	(0.22)	678,000	0.04
Change in fair value of compound net derivative liability	140,000	0.01	-	-
Tax effect (a)	(154,000)	(0.01)	(1,386,000)	(0.07)
Total non-cash items impacting net loss	$461,000	$0.02	$4,157,000	$0.22

Cash items impacting net loss
Supply chain disruptions and related costs (b)	$1,984,000	$0.10	$3,094,000	$0.16
New product line start-up costs and transition expenses, and severance (c)	335,000	0.02	618,000	0.03
Tax effect (a)	(580,000)	(0.03)	(928,000)	(0.05)
Total cash items impacting net loss	$1,739,000	$0.09	$2,784,000	$0.15

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three-months ended June 30, 2023, consists of 1,984,000 impacting gross profit.
For the three-months ended June 30, 2022, consists of of $2,548,000 impacting gross profit and $546,000 included in operating expenses.
(c) For the three-months ended June 30, 2023, consists of $335,000 included in operating expenses.
For the three-months ended June 30, 2022, consists of $618,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended June 30, 2023 and 2022          Exhibit 2

	Three Months Ended June 30,
	2023		2022
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$26,567,000	16.6%	$30,302,000	18.5%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,657,000	1.7%	$3,044,000	1.9%
Revaluation - cores on customers' shelves	778,000	0.5%	572,000	0.3%
Total non-cash items impacting gross profit	$3,435,000	2.2%	$3,616,000	2.2%

Cash items impacting gross profit
Supply chain disruptions and related costs	$1,984,000	1.0%	$2,548,000	1.6%
Total cash items impacting gross profit	$1,984,000	1.0%	$2,548,000	1.6%

Items Impacting EBITDA for the Three Months Ended June 30, 2023 and 2022          Exhibit 3

	Three Months Ended June 30,
	2023	2022
GAAP net loss	$(1,410,000)	$(175,000)
Interest expense, net	11,720,000	6,921,000
Income tax (benefit) expense	(9,000)	589,000
Depreciation and amortization	3,033,000	3,124,000
EBITDA	$13,334,000	$10,459,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,657,000	$3,044,000
Revaluation - cores on customers' shelves	778,000	572,000
Share-based compensation expenses	1,310,000	1,249,000
Foreign exchange impact of lease liabilities and forward contracts	(4,270,000)	678,000
Change in fair value of compound net derivative liability	140,000	-
Total non-cash items impacting EBITDA	$615,000	$5,543,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$1,984,000	$3,094,000
New product line start-up costs and transition expenses, and severance	335,000	618,000
Total cash items impacting EBITDA	$2,319,000	$3,712,000